AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 2013
REGISTRATION NO. 333-_____
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
LAKELAND FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Indiana		35-1559596
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
202 East Center Street, P.O. Box 1387 Warsaw, Indiana 46581-1387 (574) 267-6144
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Lakeland Financial Corporation 2013 Equity Incentive Plan
 (Full title of the plan)

Michael L. Kubacki
Chief Executive Officer
Lakeland Financial Corporation
202 East Center Street, P.O. Box 1387
Warsaw, Indiana 46581-1387
(574) 267-6144

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of all communications:
Robert M. Fleetwood, Esq.
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W. Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 984-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Large accelerated filer          ☐                                                                                                           Accelerated filer                              ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, no par value per share	290,578	(4)	$28.27	$8,214,640.06	$423.10

(1)       This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of common stock, no par value per share (the “Common Stock”), of Lakeland Financial Corporation (the “Registrant”) issuable pursuant to the Lakeland Financial Corporation 2013 Equity Incentive Plan (the “Plan”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares that become issuable under the Plan by reason of any future stock dividend, stock split or other similar transaction.

(2)       Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act.  Accordingly, the price per share of the Common Stock has been calculated to be equal to the average of the high and low prices for a share of the Common Stock as reported by The NASDAQ Global Select Market on July 2, 2013, which is a specified date within five business days prior to the original date of filing of this Registration Statement.

(3)       The Registrant registered 750,000 shares of Common Stock that were to be issued pursuant to the Lakeland Financial Corporation 2008 Equity Incentive Plan (the “2008 Plan”) in accordance with the Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on May 14, 2008 and paid a registration fee of $697.38 in connection therewith.  The 2008 Plan has terminated according to its terms, and the shares of Common Stock that were to be issued thereunder will now be issued pursuant to the Plan.  Accordingly, pursuant to Rule 457(p) of the Securities Act, the fee for this Registration Statement is offset by $697.38.

(4)       Represents shares of Common Stock authorized and reserved for future issuance under the Plan pursuant to awards that have not yet been granted.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                      Plan Information.

The documents containing the information specified in Part I (“Information Required in the Section 10(a) Prospectus”) will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.  Such documents are not required to be, and are not, filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents, and the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.                      Registrant Information and Employee Plan Annual Information.

The Registrant will provide participants of the Plan, upon written or oral request and without charge, a copy of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) prospectus, and all documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act.  Requests for such documents should be directed to Lakeland Financial Corporation, 202 East Center Street, P.O. Box 1387, Warsaw, Indiana 46581-1387, Attention: Kristin L. Pruitt, telephone number (574) 267-6144.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 4, 2013 (SEC File No. 0-11487);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 10, 2013 (SEC File No. 0-11487);

(c)
The Registrant’s Current Reports on Form 8-K (SEC File No. 0-11487) filed with the SEC on January 25, 2013 (except for the information under Item 2.02 thereof), April 9, 2013 (except for information under Item 7.01 thereof), April 10, 2013 and April 25, 2013 (except for the information under Item 2.02 thereof); and

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-14 and all amendments or reports filed for the purpose of updating such description.

Each document or report subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date of filing of such document or report; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the prospectus which is a part hereof.

Item 4.                      Description of Securities.

Not applicable.

Item 5.                      Interests of Named Experts and Counsel.

Not applicable.

Item 6.                      Indemnification of Directors and Officers.

In accordance with the Indiana Business Corporation Law (Indiana Code 23-1-37-1 et seq.), Section 9 of the Registrant’s Restated Articles of Incorporation provide as follows:

“Every person who is or was a director, officer or employee of this Corporation or of any other corporation for which he is or was serving in any capacity at the request of this Corporation shall be indemnified by this Corporation against any and all liability and expense that may be incurred by him in connection with or resulting from or arising out of any claim, action, suit or proceeding, provided that such person is wholly successful with respect thereto or acted in good faith in what he reasonably believed to be in or not opposed to the best interests of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding in which he had no reasonable cause to believe that his conduct was unlawful. As used herein, “claim, action, suit or proceeding” shall include any claim, action, suit or proceeding (whether brought by or in the right of this Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, whether actual or threatened or in connection with an appeal relating thereto, in which a director, officer or employee of this Corporation may become involved, as a party or otherwise,

(i) by reason of his being or having been a director, officer or employee of this Corporation or such other corporation or arising out of his status as such or

(ii) by reason of any past or future action taken or not taken by him in any such capacity, whether or not he continues to be such at the time such liability or expense is incurred.

The terms “liability” and “expense” shall include, but shall not be limited to, attorneys’ fees and disbursements, amounts of judgments, fines or penalties, and amounts paid in settlement by or on behalf of a director, officer or employee, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase or sale of securities of the Corporation in violation of the law. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct as forth in this paragraph.

Any such director, officer or employee who has been wholly successful with respect to any such claim, action, suit or proceeding shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made only if (i) the Board of Directors acting by a quorum consisting of Directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the director, officer or employee has met the standards of conduct set forth in the preceding paragraph; or (ii) independent legal counsel shall deliver to the Corporation their written opinion that such director, officer or employee has met such standards of conduct.

If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not entitled as to other matters.

The Corporation may advance expenses to or, where appropriate, may at its expense undertake the defense of any such director, officer or employee upon receipt of an undertaking, in form and substance satisfactory to the Board of Directors, by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification hereunder.

The provisions of this Section shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or otherwise.”

Further, Article VII of the Registrant’s Bylaws states the following:

“Every person who is or was a director, officer or employee of this Corporation or of any other corporation for which he is or was serving in any capacity at the request of this Corporation shall be indemnified by this Corporation against any and all liability and expense that may be incurred by him in connection with or resulting from or arising out of any claim, action, suit or proceeding, provided that such person is wholly successful with respect thereto or acted in good faith in what he reasonably believed to be in or not opposed to the best interests of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding in which he had no reasonable cause to believe that his conduct was unlawful. As used herein, “claim, action, suit or proceeding” shall include any claim, action, suit or proceeding (whether brought by or in the right of this Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, whether actual or threatened or in connection with an appeal relating thereto, in which a director, officer or employee of this Corporation may become involved, as a party or otherwise,

(i) by reason of his being or having been a director, officer or employee of this Corporation or such other corporation or arising out of his status as such or

(ii) by reason of any past or future action taken or not taken by him in any such capacity, whether or not he continues to be such at the time such liability or expense is incurred.

The terms “liability” and “expense” shall include, but shall not be limited to, attorneys’ fees and disbursements, amounts of judgments, fines or penalties, and amounts paid in settlement by or on behalf of a director, officer or employee, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase or sale of securities of the Corporation in violation of the law. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph.

Any such director, officer or employee who has been wholly successful with respect to any such claim, action, suit or proceeding shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made only if (i) the Board of Directors acting by a quorum consisting of Directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the director, officer or employee has met the standards of conduct set forth in the preceding paragraph; or (ii) independent legal counsel shall deliver to the Corporation their written opinion that such director, officer or employee has met such standards of conduct.

If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not entitled as to other matters.

The Corporation may advance expenses to or, where appropriate, may at its expense undertake the defense of any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification hereunder.

The provisions of this Section shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation as a director, officer, employee or agent of another corporation against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or otherwise.”

Item 7.                      Exemption from Registration Claimed.

Not applicable.

Item 8.                      Exhibits.

See Exhibit Index.

Item 9.                      Undertakings.

(a)                The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in period reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Warsaw, Indiana, on July 9, 2013.

LAKELAND FINANCIAL CORPORATION

By:              /s/ Michael L. Kubacki
       Michael L. Kubacki
            Principal Executive Officer

By:              /s/ David M. Findlay
       David M. Findlay
            President and Principal Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Michael L. Kubacki and David M. Findlay, or either of them, them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on July 9, 2013.

/s/ Michael L. Kubacki Michael L. Kubacki Chairman	/s/ Blake W. Augsburger Blake W. Augsburger Director
/s/ Brian J. Smith Brian J. Smith Director	/s/ Bradley J. Toothaker Bradley J. Toothaker Director
/s/ Daniel F. Evans, Jr. Daniel F. Evans, Jr. Director	/s/ David M. Findlay David M. Findlay Director
/s/ Robert E. Bartels, Jr. Robert E. Bartels, Jr. Director	/s/ Thomas Andrew Hiatt Thomas Andrew Hiatt Director
/s/ Charles E. Niemier Charles E. Niemier Director	/s/ Emily E. Pichon Emily E. Pichon Director
/s/ Steven D. Ross Steven D. Ross Director	/s/ Ronald D. Truex Ronald D. Truex Director
/s/ M. Scott Welch M. Scott Welch Lead Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	Specimen common stock certificate of Lakeland Financial Corporation (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 10-K filed on March 5, 2004)
4.2	Lakeland Financial Corporation 2013 Equity Incentive Plan (incorporated herein by reference to Appendix A of the definitive proxy statement 14A filed on March 4, 2013)
4.3*	Form of Restricted Stock Award Agreement
4.4*	Form of Nonqualified Stock Option Award Agreement
4.5*	Form of Restricted Stock Unit Award Agreement
5.1*	Opinion regarding legality of shares of Lakeland Financial Corporation common stock
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of General Counsel (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page hereto)

*	Filed herewith